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                                                                   EXHIBIT 10.83


                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT is entered into as of the 5th day of February 2001 (this "Agreement"), by and between Gotel Investments Ltd., a British Virgin Islands corporation (the "Buyer"), and STAR Telecommunications, Inc., a Delaware corporation (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Buyer and the Buyer may purchase from the Company warrants (the "Warrants") to purchase up to $35,000,000 of the Common Stock (as defined below) from time to time as provided herein; and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

     Section I.1 "Accredited Buyer" shall have the meaning set forth in Section 3.2.

     Section I.2 "Agreement" shall have the meaning set forth in the preamble of this Agreement.

     Section I.3 "Buyer" shall have the meaning set forth in the preamble of this Agreement.

     Section I.4 "Capital Shares" shall mean (i) the Common Stock and (ii) any shares of any other class of common stock, whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company and which shall, together with the Common Stock, be treated as one class of equity securities for purposes of determining beneficial ownership under Section 13 and Section 16 of the Exchange Act (including the rules and regulations promulgated thereunder).

     Section I.5 "Closing" shall mean the date of this Agreement.

     Section I.6 "Closing Date" shall mean the date on which the Closing occurs.


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     Section I.7 "Committed Investment" shall be $25,000,000, subject to increase pursuant to Section 2.3 to $35,000,000.

     Section I.8 "Common Stock" shall mean the Company's common stock, $.001 par value per share.

     Section I.9 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     Section I.10 "Company" shall have the meaning set forth in the preamble of this Agreement.

     Section I.11 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 6.1(f).

     Section I.12 "Event of Default" shall have the meaning set forth in Section 7.2.

     Section I.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     Section I.14 "Material Adverse Effect" shall mean any material adverse effect on (i) the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iii) the authority or the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or the Warrants.

     Section I.15 "Maximum Share Amount" shall have the meaning set forth in
Section 2.4.

     Section I.16 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section I.17 "Outstanding" when used with reference to Common Stock or Capital Shares shall mean, at any date as of which the number of such shares is to be determined, all issued and outstanding shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, however, that "Outstanding" shall not mean any such shares then directly or indirectly owned or held by or for the account of the Company.

     Section I.18 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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

     Section I.19 "Principal Market" shall mean the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the American Stock Exchange (the "AMEX") or the New York Stock Exchange (the "NYSE"), whichever is at the time the principal trading exchange or market for the Common Stock.

     Section I.20 "Prospectus Supplement" shall have the meaning set forth in
Section 6.1(n).

     Section I.21 "Registrable Securities" shall mean the Warrant Shares and any other shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to such shares until (i) the Registration Statement has been declared effective by the SEC and all such shares have been disposed of pursuant to the Registration Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) are met, (iii) all such shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to the Buyer, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (v) any combination of the foregoing relating to all such shares.

     Section I.22 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Buyer as of the Closing Date and in the form attached hereto as EXHIBIT C.

     Section I.23 "Registration Statement" shall mean a registration statement on Form S-1 for the registration of the resale by the Buyer of the Registrable Securities under the Securities Act.

     Section I.24 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section I.25 "Rule 144" shall mean Rule 144 promulgated under the Securities Act (or a successor rule).

     Section I.26 "SEC" shall mean the United States Securities and Exchange Commission.

     Section I.27 "SEC Documents" shall have the meaning set forth in Section
4.7.

     Section I.28 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

     Section I.29 "Securities" shall mean collectively the Warrants and the Warrant Shares.


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

     Section I.30 "Securities Act" shall have the definition ascribed to it in the recitals of this Agreement.


     Section I.31 "Trading Day" shall mean any day during which the Nasdaq shall be open for trading.

     Section I.32 "Warrants" shall mean three (3) warrants to purchase 10,000,000 shares of Common Stock each at per share exercises prices of $0.375, $0.625 and $0.875, respectively, a form of which is attached hereto as EXHIBIT A.

     Section I.33 "Warrant Shares" shall mean the Common Stock issued and/or issuable upon exercise of, or otherwise pursuant to, the Warrants.

                                   ARTICLE II.
                          PURCHASE AND SALE OF WARRANTS

     Section II.1 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, the Warrants for an aggregate purchase price of $100.00.

     Section II.2 ISSUANCE OF ADDITIONAL WARRANTS. Upon the terms and subject to the conditions set forth herein, on and after the exercise by Buyer of the Warrants, Buyer may purchase and the Company may sell additional warrants with respect to a number of shares and an exercise price that are mutually agreeable to the parties, so long as the aggregate value of the shares subject to such additional warrants, when added to the value of the Warrant Shares, does not exceed the Committed Investment.

     Section II.3 ADDITIONAL WARRANTS. On the receipt by the Company from MCI WorldCom Network Services, Inc. ("WorldCom") of a waiver for a period of twelve
(12) months of the acceleration by WorldCom of all balances due under various obligations owed by the Company to WorldCom, Buyer shall have the right to purchase from the Company warrants to purchase up to an additional $10 million in shares of Common Stock (the "WorldCom Waiver Increase") at an exercise price or prices that are mutually agreed to by the parties, provided that Buyer must notify the Company within thirty (30) days of the Company's receipt of such waiver from WorldCom of Buyer's intention to exercise its right to purchase additional warrants contemplated by the WorldCom Waiver Increase.

     Section II.4 MAXIMUM AMOUNT OF PURCHASED SHARES; RESTRICTION ON EXERCISE. Unless the Company obtains the approval of its stockholders in accordance with the corporate laws of the State of Delaware and the applicable rules of the Nasdaq, no more than that number of Warrant Shares that does not at any time exceed 19.9% of the shares of Common Stock outstanding at any time and from time to time (the "Maximum Share Amount") may be issued and sold pursuant to any Warrants.


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

Prior to the exercise of any Warrant, Buyer shall confirm with the Company that a sufficient number of shares of Common Stock are authorized but unissued so as to allow for the full exercise of such Warrant.

                                  ARTICLE III.
                     BUYER'S REPRESENTATIONS AND WARRANTIES

     The Buyer represents and warrants to the Company that:

     Section III.1 INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     Section III.2 ACCREDITED BUYER STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Buyer").

     Section III.3 INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer is fully aware of the Company's tenuous financial condition and its significant outstanding obligations to creditors. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 4 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

     Section III.4 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     Section III.5 TRANSFER OR RE-SALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). In connection with any sale of Registrable Securities by the Buyer pursuant to clause (a) above, the Buyer agrees to sell all such Securities in compliance with applicable prospectus delivery requirements and all applicable laws.

     Section III.6 AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

     Section III.7 RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately next to such Buyer's name in the preamble hereto.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that:

     Section IV.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     Section IV.2 AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Warrants and the issuance and reservation for issuance of the Warrants Shares) have been duly authorized by the Company's Board of Directors and, except as contemplated by
Section 2.4, no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, except to the extent that the Company's stockholders must authorize addition shares of Common Stock at the next meeting of such stockholders in order for the Company to issue a sufficient number of Warrant Shares to satisfy the Committed Investment, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

     Section IV.3 CAPITALIZATION. As of January 31, 2001, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which approximately 58,084,898 shares of Common Stock are issued and outstanding; and
(ii) 5,000,000 shares of preferred stock, no shares of which are issued and outstanding. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in
Schedule 4.3, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except the Registration Rights Agreement) and with respect to the registration of shares of Common Stock issued and issuable to IDT Investments, Inc. and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities, except with respect to certain warrants to purchase Common Stock issued by the Company to IDT Investments, Inc.

     Section IV.4 ISSUANCE OF SHARES. The Warrants and the Warrant Shares will be properly issued pursuant to Regulation D and/or any applicable state law. When issued, the Warrants and the Warrant Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Warrants and the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Warrants or the Registration Rights Agreement will
(i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Warrant Shares or any of the assets of the Company, or
(ii) entitle the holders of outstanding shares of capital stock to preemptive or other rights to subscribe to or acquire shares of capital stock or other securities of the Company, except as noted above.

     Section IV.5 NO CONFLICTS. Except as set forth on Schedule 4.5, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the

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Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Shares and the Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Bylaws, other than the failure by the Company to hold an annual meeting of stockholders during the 2000 calendar year, or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or as set forth on Schedule 4.5 and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of, or otherwise pursuant to, the Warrants. Except as disclosed in Schedule 4.5, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     Section IV.6 SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 1, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     Section IV.7 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

                                   ARTICLE V.
                                    COVENANTS

     Section V.1 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article 5 and Article 6 of this Agreement.

     Section V.2 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer.

     Section V.3 REPORTING STATUS; PRESS RELEASES. The Company's Common Stock is registered under Section 12(g) of the Exchange Act. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     Section V.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

     Section V.5 RESERVATION OF SHARES. Subject to Section 2.4, the Company will have reserved and the Company shall continue to reserve and keep available at all times thereafter, free of preemptive rights, a number of Warrant Shares sufficient for the purpose of enabling the Company to satisfy its obligation to issue such shares pursuant to the exercise of any Warrant, subject to an increase in the number of outstanding shares of Common Stock at the next regular meeting of the stockholders of the Company.

     Section V.6 LISTING. The Company shall promptly secure the listing of the Warrant Shares upon Nasdaq (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Nasdaq. The Company shall promptly provide to the Buyer copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such exchange.

     Section V.7 NO INTEGRATION. The Company will use all reasonable efforts not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

     Section V.8 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section V.9 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO DELIVER A PURCHASE NOTICE. The Company will promptly notify the Buyer upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the resale of the Registrable Securities: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate; and the Company will promptly make available to the Buyer any such supplement or amendment to the related prospectus.

     Section V.10 TRADING GUIDELINES. The Buyer has the right to sell shares of Common Stock during the period in which any Warrant remains outstanding, provided that Buyer agrees that all sales by the Buyer and its affiliates shall be in compliance with all applicable laws and regulations, including those under the Exchange Act. Notwithstanding the Buyer's right to sell such shares of Common Stock during such period, the Buyer agrees that, in compliance with Regulation M under the Exchange Act, neither the Buyer nor any of its affiliates, nor any entity managed by the Buyer, will intentionally sell shares of Common Stock other than Warrant Shares, whether in accounts directly or indirectly managed by the Buyer or any affiliate of the Buyer or any entity managed by the Buyer.

     Section V.11 UNDERWRITER. The Buyer acknowledges and agrees that it shall be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act with respect to any shares of Common Stock offered by it under the Registration Statement and that appropriate language disclosing this status shall be included in such Registration Statement.

                                   ARTICLE VI.
                               CONDITIONS TO SALE

     Section VI.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE BUYER. The obligation hereunder of the Company to issue and sell Warrant Shares to the Buyer on exercise of any Warrant and of the Buyer to purchase such shares is subject to the satisfaction, at or before each such purchase of each of the conditions set forth below:

          (a) ACCURACY OF THE BUYER'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the date of each such exercise as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

          (b) PERFORMANCE BY THE BUYER. The Buyer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer.

          (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of each such exercise as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

          (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

          (e) REGISTRATION OF THE COMMON STOCK WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities that shall have been declared effective by the SEC prior to the date of the first exercise of any Warrant by Buyer.

          (f) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously been declared effective and shall remain effective and sales of all of the Registrable Securities and (i) neither the Company nor the Buyer shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends or has threatened to do so, (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist and (iii) no event specified in Section 5.9 shall have occurred and be continuing.

          (g) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

          (h) MATERIAL ADVERSE CHANGES. Since the date hereof, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred (provided that any changes resulting from general economic conditions or the telecommunications industry in general shall not be deemed to constitute a "Material Adverse Effect" for purposes hereof).

          (i) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, Nasdaq or the NASD and the Common Stock) shall have been approved for listing or quotation on and shall not have been delisted from Nasdaq.

          (j) ADEQUACY OF DISCLOSURE. In the reasonable opinion of counsel to the Buyer, the disclosure contained in the Registration Statement shall not be inadequate or misleading.

          (k) NO KNOWLEDGE. The Company shall have no knowledge of any event that would reasonably be expected to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

          (l) MAXIMUM SHARE AMOUNT. Unless the Company has obtained the requisite approval of its stockholders at the next regularly scheduled annual meeting thereof held in accordance with the corporate laws of the State of Delaware and the applicable rules of Nasdaq, in no event may the Company issue Warrant Shares pursuant to the exercise of any Warrant in excess of the Maximum Share Amount.

          (m) SHARE AMOUNT LIMITATION. On date of each exercise of a Warrant, the number of Warrant Shares to be purchased on exercise may not exceed a number which, when aggregated with all other shares of Common Stock then owned by the Buyer beneficially or deemed beneficially owned by the Buyer (excluding shares which may be deemed beneficially owned through the ownership of the unexercised Warrants), would result in the beneficial ownership by the Buyer of more than 9.9% of the then Outstanding Shares on such date. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided above with respect to the exclusion of shares which may become issuable pursuant to future purchases under this Agreement.

          (n) PROSPECTUS SUPPLEMENT. A supplement to, or post-effective amendment of, the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the parties, setting forth information regarding the Warrant Shares acquired on the exercise of any Warrant, the number of shares sold to the Buyer in connection with all previous exercises of Warrants, if not previously disclosed in an SEC Document, and any additional information required by SEC rules and regulations, including Item 507 of Regulation S-K, shall have been filed with the SEC.

     Section VI.2 DOCUMENTS REQUIRED TO BE DELIVERED ON EACH EXERCISE DATE. The Buyer's obligation to purchase Shares hereunder shall additionally be conditioned upon the delivery to the Buyer of each of the following documents on or before the date of any exercise of any Warrant:

          (a) a certificate in substantially the form and substance of EXHIBIT D hereto, executed by an executive officer of the Company and to the effect that certain conditions to the exercise of a Warrant shall have been satisfied as at the date of each such certificate; and

          (b) a Prospectus Supplement.

                                  ARTICLE VII.
                                   TERMINATION

     Section VII.1 TERM; TERMINATION BY MUTUAL CONSENT. Subject to the provisions of Section 7.2, the term of this Agreement shall run until the end of the Commitment Period (which period may be shortened by the Company as provided in Section 1.9 or lengthened pursuant to Section 2.3); provided that the obligation of the Buyer to effect any purchases of Warrants under this Agreement may be terminated at any time by mutual consent of the parties.

     Section VII.2 TERMINATION BY THE BUYER. The Buyer may terminate its obligations to purchase Shares under this Agreement upon one (1) Trading Day's notice if any of the following events (each, an "Event of Default") shall occur:

          (a) The Company fails to fulfill its obligations pursuant to Sections 5.3, 5.4, 5.5, 5.6 or 5.9 of this Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Company shall have been notified thereof in writing by Buyer;

          (b) The Company fails to obtain effectiveness with the SEC prior to June 30, 2001 of the Registration Statement required to be filed pursuant to
Section 2(a) of the Registration Rights Agreement or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities otherwise cannot be made thereunder (whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than forty-five (45) consecutive Trading Days or more than ninety (90) Trading Days in any twelve (12) month period after such Registration Statement becomes effective;

          (c) The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (d) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

          (e) The Company shall fail to maintain the listing of the Common Stock on Nasdaq or trading in such Common Stock shall otherwise be halted or suspended for a period of ten (10) consecutive Trading Days;

          (f) The sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person or Persons when the Company is not the survivor;

          (g) The Company breaches any material representation or warranty contained in this Agreement; or

          (h) Since the date hereof, an event that had a Material Adverse Effect shall have occurred (provided that any changes resulting from general economic conditions or the telecommunications industry in general shall not be deemed to constitute a "Material Adverse Effect" for purposes hereof).

                                  ARTICLE VIII.
                NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION

     Section VIII.1 NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION.

          (a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Buyer, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Buyer and its advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review.

          (b) Nothing herein shall require the Company to disclose material non-public information to the Buyer or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as herein above provided, immediately notify the Buyer and its advisors and representatives and, if any, underwriters, of the existence of any event or circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     Section IX.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     Section IX.2 NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:


               If to the Company:

                   STAR Telecommunications, Inc.
                   223 East De La Guerra Street
                   Santa Barbara, California 93101
                   Attention: Timothy F. Sylvester, Esq.
                   Facsimile: (805) 899-2972

               With copy to:

                    Riordan & McKinzie
                    300 South Grand Avenue, 29th Floor
                    Los Angeles, California 90071
                    Attention:  Cynthia M. Dunnett, Esq.
                    Facsimile: (213) 830-8604

               If to Buyer:

                    c/o Barry Guterman, Esq.
                    1874 Century Park East, 15th Floor
                    Los Angeles, CA 90067
                    Facsimile: 310/551-1565

     Each party shall provide notice to the other party of any change in address.

     Section IX.3 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     Section IX.4 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     Section IX.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     Section IX.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Registration Rights Agreement, the Warrants and the Schedules and Exhibits hereto contain the entire agreement and understanding of the parties with respect to the matters covered herein and therein and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     Section IX.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

     Section IX.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section IX.9 SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Article IV, V, VI, and VIII shall survive each Purchase Notice Date hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

     Section IX.10 PUBLICITY. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon).

     Section IX.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section IX.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     Section IX.13 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial Markets.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, hereunto duly authorized, as of the date first set forth above.

                                       STAR TELECOMMUNICATIONS, INC.



                                       By:
                                            ------------------------------------
                                            Brett S. Messing
                                            Chairman and Chief Executive Officer


                                       GOTEL INVESTMENTS LTD.



                                       By:
                                            ------------------------------------
                                            Walter Stresemann
                                            Director